UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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FTI CONSULTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (04-05)
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The attached presentation will be used by FTI Consulting, Inc. in connection with discussions with certain stockholders about the proposal to amend and restate the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the 2009 Omnibus Incentive Compensation Plan) that is being presented for approval by stockholders at the Annual Meeting of Stockholders on June 3, 2009. FTI commenced the distribution of the Notice of Availability of Proxy Materials, as well as paper copies of the Proxy Statement, on or about April 23, 2009 to stockholders of record on March 30, 2009.

Management
beschuldigen politischen und
Auditors Seek
Ownership And Sustainability
Allegations
Plague US Business
Lure of LBOs

FTI Consulting, Inc.
2009 Annual Meeting of Stockholders

Proposal No. 2:

Approve the Amendment and Restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan)

FTI

Cautionary Notes

Stockholder Proposal Summary

Why This is Important:

We Have Expanded Our Staff to Support Our Exceptional Growth

Increased Employee Equity Ownership Has Promoted Stability Of Key Employees

Maintaining Future Growth Depends on Our Ability to Attract and Retain the Brightest and Most Sought-After Professionals

Why We Need to Amend Our Existing Plan